Exhibit 10.3

NOBLE ENERGY, INC. RESTORATION TRUST

THIS TRUST AGREEMENT, made and executed at Ardmore, Oklahoma, by and among NOBLE ENERGY, INC., a Delaware corporation (the “Company”) formerly known as Noble Affiliates, Inc., SAMEDAN OIL CORPORATION, a Delaware corporation (“Samedan”), NOBLE GAS MARKETING, INC., a Delaware corporation (“Marketing”), and BANCFIRST, a national banking association (the “Trustee”) with an office in Ardmore, Oklahoma, and the successor to Exchange National Bank and Trust Company of Ardmore, Oklahoma;

WITNESSETH THAT:

WHEREAS, Company has established the unfunded plans listed on the attached Appendix A (each a “Plan” and together the “Plans”) primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees of Company and its affiliates participating in the Plans; and

WHEREAS, Company and its participating affiliates have incurred and expect to incur additional liabilities under the terms of the Plans for the payment of benefits to or with respect to their employees and former employees who become entitled to benefit payments pursuant to the provisions of one or more of the Plans (each a “Plan Participant” and together the “Plan Participants”); and

WHEREAS, by three separate Trust Agreements made effective October 1, 1994, Company, Samedan and Marketing, as grantors, each established with Exchange National Bank and Trust Company of Ardmore, Oklahoma, as trustee, an amendable grantor trust designed to assist the grantor in discharging its obligations under the Plans; and

WHEREAS, Company, Samedan and Marketing now desire to amend said Trust Agreements by restatement in their entirety (i) to merge the Samedan Oil Corporation Restoration Trust and the Noble Gas Marketing, Inc. Restoration Trust into the Noble Affiliates Restoration Trust, and (ii) to change the name of the Noble Affiliates Restoration Trust to the Noble Energy, Inc. Restoration Trust (the “Trust”) and make certain other changes designed to facilitate the making of contributions to the Trust which will be held in trust and invested by the Trustee, subject to the claims of Company’s creditors in the event Company becomes Insolvent, as defined herein, until paid to Plan Participants or their beneficiaries who are entitled to Plan benefit payments; and

WHEREAS, it is the intention of the parties that this Trust shall constitute an unfunded arrangement and shall not affect the status of the Plans as unfunded plans maintained primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees for purposes of Title I of the Employee Retirement Income Security Act of 1974, as amended; and

WHEREAS, it is the intention of Company to make contributions to the Trust to provide Company with a source of funds to assist Company and its affiliates in discharging their liabilities under the Plans;

NOW, THEREFORE, in consideration of the premises and pursuant to the authority reserved by Company, Samedan and Marketing under Section 12 of the Noble Affiliates Restoration Trust, the Samedan Oil Corporation Restoration Trust and the Noble Gas Marketing, Inc. Restoration Trust, respectively, (i) the Samedan Oil Corporation Restoration Trust and the Noble Gas Marketing, Inc. Restoration Trust are hereby amended by restatement in their entirety in the form of and to merge into and become a part of the Noble Affiliates Restoration Trust, and (ii) the Noble Affiliates Restoration Trust is hereby renamed the Noble Energy, Inc. Restoration Trust and amended by restatement in its entirety to be comprised of the foregoing and the following provisions of this Trust Agreement:

Section 1.  Establishment Of Trust.

(a)                                  Company hereby deposits with Trustee in trust one million six hundred thousand dollars ($1,600,000) in cash, which shall become the principal of the Trust to be held, administered and disposed of by Trustee as provided in this Trust Agreement.

(b)                                 The Trust hereby established shall be irrevocable.

(c)                                  The Trust is intended to be a grantor trust, of which Company is the grantor, within the meaning of subpart E, part I, subchapter J, chapter 1, subtitle A of the Internal Revenue Code of 1986, as amended, and shall be construed accordingly.

(d)                                 The principal of the Trust, and any earnings thereon shall be held separate and apart from other funds of Company and shall be used exclusively for the uses and purposes of Plan Participants, their beneficiaries and Company’s general creditors as herein set forth.  Plan Participants and their beneficiaries shall have no preferred claim on, or any beneficial ownership interest in, any assets of the Trust.  Any rights created under the Plans and this Trust Agreement shall be mere unsecured contractual rights of Plan Participants and their beneficiaries against Company.  Any assets held by the Trust will be subject to the claims of Company’s general creditors under federal and state law in the event Company becomes Insolvent as defined in Section 3(a) herein.

(e)                                  Company, in its sole discretion, may at any time, or from time to time, make additional deposits of cash or other property acceptable to the Trustee in trust with Trustee to augment the principal to be held, administered and disposed of by Trustee as provided in this Trust Agreement.  Neither Trustee nor any Plan Participant or beneficiary shall have any right to compel such additional deposits.

(f)                                    No later than twenty (20) days following a Change of Control, as defined herein, Company shall make a contribution to the Trust of an amount in cash which, when added to the value of the assets then held in the Trust, will equal 110% of the present value of all benefits that have accrued for Plan Participants and their beneficiaries under the terms of the Plans as of the date such Change of Control occurred.  The present value of the benefits that have accrued for Plan Participants and their beneficiaries under the terms of a Plan shall be determined by the plan administrator of such Plan and provided by the plan administrator to Trustee.

Section 2.  Payments to Plan Participants and Their Beneficiaries.

(a)                                  Company shall deliver to Trustee a schedule (the “Payment Schedule”) that indicates the amounts payable in respect of each Plan Participant (and his or her beneficiaries), that provides a formula or other instructions acceptable to Trustee for determining the amounts so payable, the form in which such amount is to be paid (as provided for or available under the Plans), and the time of commencement for payment of such amounts.  Except as otherwise provided herein, Trustee shall make payments to the Plan Participants and their beneficiaries in accordance with such Payment Schedule, and shall have no duty to make any independent investigation or inquiry as to whether such payments are in accordance with the terms of the Plans.  The Trustee shall make provision for the reporting and withholding of any federal, state or local taxes that may be required to be withheld with respect to the payment of benefits pursuant to the terms of the Plans and shall pay amounts withheld to the appropriate taxing authorities or determine that such amounts have been reported, withheld and paid by Company or one of its affiliates.

(b)                                 The entitlement of a Plan Participant or his or her beneficiaries to benefits under the Plans shall be determined by Company or such party as it shall designate under the Plans, and any claim for such benefits shall be considered and reviewed under the procedures set out in the Plans.

(c)                                  Company or one of its affiliates may make payment of benefits directly to Plan Participants or their beneficiaries as such benefits become due under the terms of the Plans.  Company shall notify Trustee of any decision to make payment of benefits directly prior to the time amounts are payable to a Plan Participant or his or her beneficiaries.  In addition, if the principal of the Trust, and any earnings thereon, are not sufficient to make payments of benefits to a Plan Participant or his or her beneficiaries in accordance with the terms of the Plans, Company or one of its affiliates shall make the balance of each such payment as it falls due.  Trustee shall notify Company where principal and earnings are not sufficient.

Section 3.  Trustee Responsibility Regarding Payments to Trust Beneficiary When Company Is Insolvent.

(a)                                  Trustee shall cease payment of benefits to Plan Participants and their beneficiaries if Company is Insolvent.  Company shall be considered “Insolvent” for purposes of this Trust Agreement if (i) Company is unable to pay its debts as they become due, or (ii) Company is subject to a pending proceeding as a debtor under the United States Bankruptcy Code.

(b)                                 At all times during the continuance of this Trust, as provided in Section 1(d) hereof, the principal and income of the Trust shall be subject to claims of general creditors of Company under federal and state law as set forth below.

(1)                                  If Company becomes Insolvent, the Board of Directors and the Chief Executive Officer of Company shall have the duty to inform Trustee in writing that Company is Insolvent.  If a person claiming to be a creditor of Company alleges in writing to Trustee that Company has become Insolvent, Trustee shall determine whether Company is Insolvent and, pending such determination, Trustee shall discontinue payment of benefits to Plan Participants or their beneficiaries.

(2)                                  Unless Trustee has actual knowledge that Company is Insolvent, or has received notice from Company or a person claiming to be a creditor alleging that Company is Insolvent, Trustee shall have no duty to inquire whether Company is Insolvent.  Trustee may in all events rely on such evidence concerning Company’s solvency as may be furnished to Trustee and that provides Trustee with a reasonable basis for making a determination concerning Company’s solvency.

(3)                                  If at any time Trustee has determined that Company is Insolvent, Trustee shall discontinue payments to Plan Participants or their beneficiaries and shall hold the assets of the Trust for the benefit of Company’s general creditors.  Nothing in this Trust Agreement shall in any way diminish any rights of Plan Participants or their beneficiaries to pursue their rights as general creditors of Company or one of its affiliates with respect to benefits due under the Plans or otherwise.

(4)                                  Trustee shall resume the payment of benefits to Plan Participants or their beneficiaries in accordance with Section 2 of this Trust Agreement only after Trustee has determined that Company is not Insolvent (or is no longer Insolvent).

(c)                                  Provided that there are sufficient assets, if Trustee discontinues the payment of benefits from the Trust pursuant to Section 3(b) hereof and subsequently resumes such payments, the first payment following such discontinuance shall include the aggregate amount of all payments due to Plan Participants or their beneficiaries under the terms of the Plans for the period of such discontinuance, less the aggregate amount of any payments made to Plan Participants or their beneficiaries by Company or one of its affiliates in lieu of the payments provided for hereunder during any such period of discontinuance.

Section 4.  Payments to Company.

(a)                                  Except as provided in Sections 3, 4(b), 5(c) and 12(c) hereof, Company shall have no right or power to direct Trustee to return to Company or to divert to others any of the Trust assets before all payment of benefits have been made to Plan Participants and their beneficiaries pursuant to the terms of the Plans.

(b)                                 Company shall have the right to withdraw assets from the Trust so long as the value of the assets of the Trust following such withdrawal will exceed 125% of the present value of all benefits then accrued for Plan Participants and their beneficiaries under the terms of the Plans.  The present value of the benefits that are accrued for Plan Participants and their beneficiaries under the terms of a Plan shall be determined by the plan administrator of such Plan and provided by the plan administrator to Trustee.

Section 5.  Investment Authority.

(a)                                  Company shall have the right and power to direct Trustee in writing with respect to the investment of the assets of the Trust, such authority to include (but not to be limited to) the right and power to direct Trustee (i) to purchase assets for the Trust, or to sell or retain the assets of the Trust, (ii) to purchase, hold and take specified action under or with respect to one or more life insurance policies, and (iii) to establish separate and distinct investment funds within the Trust for the investment of the assets of the Trust in specified investments or types of investments, and to invest all or any portion of the assets of the Trust in such investment fund; provided, however, that in no event shall any assets of the  Trust be invested in securities (including stock or rights to acquire stock) or obligations issued by Company or one of its affiliates (other than a de minimis amount held in mutual funds or collective investment vehicles in which Trustee invests).  Trustee shall take all of the action it is directed by Company to take pursuant to this Section 5(a), and shall have no duty (i) to review or make any recommendation or determination with respect to the acquisition, retention or disposition of any Trust asset Trustee is directed by Company to acquire, hold or dispose of pursuant to this Section 5(a), or (ii) to make any independent investigation or inquiry as to whether any such direction is in accordance with applicable law or the terms of the Plans.  However, the foregoing provisions of this Section 5(a) to the contrary notwithstanding, during the two (2) year period immediately following a Change of Control, as defined herein, Company shall have no right or power to direct Trustee with respect to the investment of the assets of the Trust, and all such rights and power shall be exercised solely by Trustee.  The Board of Directors and the Chief Executive Officer of Company shall have the duty to inform Trustee in writing of the occurrence of a Change of Control, as defined herein.

(b)                                 Subject to the provisions of Section 5(a) hereof, Trustee shall have all of the rights, powers, duties and obligations with respect to the investment of the assets of the Trust granted to a trustee under the laws of the State of Oklahoma; provided, however, that in no event shall Trustee invest in securities (including stock or rights to acquire stock) or obligations issued by Company or one of its affiliates (other than a de minimis amount held in mutual funds or collective investment vehicles in which Trustee invests).

(c)                                  At any time and from time to time during the period with respect to which Company has the right and power to direct Trustee with respect to the investment of the assets of the Trust, Company shall have the right to substitute assets (other than securities, including stock or rights to acquire stock, or obligations issued by Company or one of its affiliates) of equal fair market value for any asset held by the Trust.

Section 6.  Disposition of Income.

During the term of this Trust, all income received by the Trust shall be accumulated and reinvested to the extent not used or applied for the purposes of the Trust.  Any federal or state income tax due from Company or the Trust with respect to the income of the Trust shall be paid by Company.

Section 7.  Accounting by Trustee.

Trustee shall keep accurate and detailed records of all investments, receipts, disbursements, and all other transactions required to be made, including such specific records as shall be agreed upon in writing between Company and Trustee.  Within sixty (60) days following the close of each calendar year and within sixty (60) days after the removal or resignation of Trustee, Trustee shall deliver to Company a written account of its administration of the Trust during such year or during the period from the close of the last preceding year to the date of such removal or resignation, setting forth all investments, receipts, disbursements and other transactions effected by it, including a description of all securities and investments purchased and sold with the cost or net proceeds of such purchases or sales (accrued interest paid or receivable being shown separately), and showing all cash, securities and other property held in the Trust at the end of such year or as of the date of such removal or resignation, as the case may be.

Section 8.  Responsibility of Trustee.

(a)                                  Trustee shall act with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent person acting in like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims, provided, however, that Trustee shall incur no liability to any person for any action taken pursuant to a direction, request or approval given by Company which is contemplated by, and in conformity with, the terms of this Trust and is given in writing by Company.  In the event of a dispute between Company and a party, Trustee may apply to a court of competent jurisdiction to resolve the dispute.

(b)                                 If Trustee undertakes or defends any litigation arising in connection with this Trust, Company agrees to indemnify Trustee against Trustee’s costs, expenses and liabilities (including, without limitation, reasonable and necessary attorneys’ fees and expenses) relating thereto and to be primarily liable for such payments.  If Company does not pay such costs, expenses and liabilities in a reasonably timely manner, Trustee may obtain payment from the Trust.  The provisions of this Section 8(b) shall not apply, however, to any litigation arising out of or resulting from Trustee’s negligence, breach of fiduciary duty or willful misconduct.

(c)                                  Trustee may consult with legal counsel (who may also be counsel for Company generally) with respect to any of its duties or obligations hereunder.

(d)                                 Trustee may hire agents, accountants, actuaries, investment advisors, financial consultants or other professionals to assist it in performing any of its duties or obligations hereunder.

(e)                                  Trustee shall have, without exclusion, all powers conferred on Trustees by applicable law, unless expressly provided otherwise herein, provided, however, that if an insurance policy is held as an asset of the Trust, Trustee shall have no power (and Company shall have no right to direct Trustee) to name a beneficiary of the policy other than the Trust, to assign the policy (as distinct from conversion of the policy to a different form) other than to a successor Trustee, or to loan to any person the proceeds of any borrowing against such policy.

(f)                                    Notwithstanding any powers granted to Trustee pursuant to this Trust Agreement or to applicable law, Trustee shall not have any power that could give this Trust the objective of carrying on a business and dividing the gains therefrom, within the meaning of section 301.7701-2 of the Procedure and Administrative Regulations promulgated pursuant to the Internal Revenue Code.

Section 9.  Compensation and Expenses of Trustee.

For its services as trustee hereunder, Trustee shall be entitled to reasonable fees commensurate with its duties and responsibilities, taking into account the value and nature of the Trust and the time and work involved.  Trustee shall be entitled to reimbursement for all reasonable expenses incurred by Trustee in connection with the administration of the Trust.  Company may pay such fees and expenses, but if not so paid, such fees and expenses shall be paid from the assets of the Trust.

Section 10.  Resignation and Removal of Trustee.

(a)                                  Trustee may resign at any time by written notice to Company, which shall be effective sixty (60) days after receipt of such notice unless Company and Trustee agree otherwise.

(b)                                 Trustee may be removed by Company on sixty (60) days notice or upon shorter notice accepted by Trustee.

(c)                                  Notwithstanding any other provision of this Trust Agreement, Trustee may not be removed by Company during the two (2) year period immediately following a Change of Control, as defined herein.

(d)                                 If Trustee resigns within two (2) years after a Change of Control, as defined herein, Company shall apply to a court of competent jurisdiction for the appointment of a successor Trustee or for instructions.

(e)                                  Upon resignation or removal of Trustee and appointment of a successor Trustee, all assets shall subsequently be transferred to the successor Trustee.  The transfer shall be completed within seventy-five (75) days after receipt of notice of resignation, removal or transfer, unless Company extends the time limit.

(f)                                    If Trustee resigns or is removed, a successor shall be appointed, in accordance with Section 11 hereof, by the effective date of resignation or removal under paragraph (a) or (b) of this Section.  If no such appointment has been made, Trustee may apply to a court of competent jurisdiction for appointment of a successor or for instructions.  All expenses of Trustee in connection with the proceeding shall be allowed as administrative expenses of the Trust.

Section 11.  Appointment of Successor.

If Trustee resigns or is removed in accordance with Section 10(a) or (b) hereof, Company may appoint any third party, such as a bank trust department or other party that may be granted corporate trustee powers under state law, as a successor to replace Trustee upon resignation or removal.  The appointment shall be effective when accepted in writing by the new Trustee, who shall have all of the rights and powers of the former Trustee, including ownership rights in the Trust assets.  The former Trustee shall execute any instrument necessary or reasonably requested by Company or the successor Trustee to evidence the transfer.

Section 12.  Amendment or Termination.

(a)                                  Subject to the provisions of Section 12(d) hereof, this Trust Agreement may be amended by a written instrument executed by Trustee and Company.  Notwithstanding the foregoing, no such amendment shall conflict with the terms of the Plans or shall make the Trust revocable.

(b)                                 Except as provided in Section 12(c) hereof, the Trust shall not terminate until the date on which Plan Participants and their beneficiaries are no longer entitled to benefits pursuant to the terms of the Plans.  Upon termination of the Trust any assets remaining in the Trust shall be returned to Company.

(c)                                  With the written approval of the Plan Participants and beneficiaries of deceased Plan Participants whose present value of accrued benefits under the Plans, when aggregated, equal or exceed 75% of the aggregate present value of all benefits then accrued for Plan Participants and their beneficiaries under the terms of the Plans, Company may terminate this Trust prior to the time all benefit payments under the Plans have been made to Plan Participants and their beneficiaries.  The present value of the benefits that are accrued under the terms of a Plan shall be determined by the plan administrator of such Plan and provided by the plan administrator to Trustee.  All assets in the Trust at termination shall be returned to Company.

(d)                                 During the two (2) year period immediately following a Change of Control, as defined herein, Sections 1(f), 3, 4, 5, 6, 10(c), 10(d), 12 and 13(d) of this Trust Agreement may not be amended without the written approval of the Plan Participants and beneficiaries of deceased Plan Participants whose present value of accrued benefits under the Plans, when aggregated, equal or exceed 75% of the aggregate present value of all benefits then accrued for Plan Participants and their beneficiaries under the terms of the Plans.  The present value of the benefits that are accrued under the terms of a Plan shall be determined by the plan administrator of such Plan and provided by the plan administrator to Trustee.

Section 13.  Miscellaneous.

(a)                                  Any provision of this Trust Agreement prohibited by law shall be ineffective to the extent of any such prohibition, without invalidating the remaining provisions hereof.

(b)                                 Benefits payable to Plan Participants and their beneficiaries under this Trust Agreement may not be anticipated, assigned (either at law or in equity), alienated, pledged, encumbered or subjected to attachment, garnishment, levy, execution or other legal or equitable process.

(c)                                  This Trust Agreement shall be governed by and construed in accordance with the internal laws (and not the principles relating to conflicts of laws) of the State of Oklahoma.

(d)                                 This Trust Agreement shall be binding upon Company and its successors, whether by merger, assignment or otherwise; provided, however, that no such succession shall relieve Company of its obligations hereunder.

Section 14.  Definitions.

For purposes of this Trust, a “Change of Control” shall be deemed to have occurred if:

(a)                                          individuals who, as of the date hereof, constitute the Board of Directors of Company (the “Incumbent Board”) cease for any reason to constitute at least fifty-one percent (51%) of the Board of Directors of Company, provided that any person becoming a director subsequent to the date hereof whose election, or nomination for election by Company’s stockholders was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be, for purposes of this Trust, considered as though such person were a member of the Incumbent Board;

(b)                                 the stockholders of Company shall approve a reorganization, merger or consolidation, in each case, with respect to which persons who were the stockholders of Company immediately prior to such reorganization, merger or consolidation do not, immediately thereafter, own outstanding voting securities representing at least fifty-one percent (51%) of the combined voting power entitled to vote generally in the election of directors (“Voting Securities”) of the reorganized, merged or consolidated company;

(c)                                  the stockholders of Company shall approve a liquidation or dissolution of Company or a sale of all or substantially all of the stock or assets of Company; or

(d)                                 any “person,” as that term is defined in Section 3(a)(9) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (other than Company, any of its subsidiaries, any employee benefit plan of Company or any of its subsidiaries, or any entity organized, appointed or established by Company for or pursuant to the terms of such a plan), together with all “affiliates” and “associates” (as such terms are defined in Rule 12b-2 under the Exchange Act) of such person (as well as any “Person” or “group” as those terms are used in Sections 13(d) and 14(d) of the Exchange Act), shall become the “beneficial owner” or “beneficial owners” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of securities of Company representing in the aggregate twenty-five percent (25%) or more of either (1) the then outstanding shares of common stock, par value $3.33-1/3 per share, of Company (“Common Stock”) or (2) the Voting Securities of Company, in either such case other than solely as a result of acquisitions of such securities directly from Company.  Without limiting the foregoing, a person who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise has or shares the power to vote, or to direct the voting of, or to dispose, or to direct the disposition of, Common Stock or other Voting Securities of Company shall be deemed the beneficial owner of such

Common Stock or Voting Securities.

Notwithstanding the foregoing, a “Change of Control” of Company shall not be deemed to have occurred for purposes of subparagraph (d) of this Section 14 solely as the result of an acquisition of securities by Company which, by reducing the number of shares of Common Stock or other Voting Securities of Company outstanding, increases (i) the proportionate number of shares of Common Stock beneficially owned by any person to twenty-five percent (25%) or more of the shares of Common Stock then outstanding or (ii) the proportionate voting power represented by the Voting Securities of Company beneficially owned by any person to twenty-five percent (25%) or more of the combined voting power of all then outstanding Voting Securities; provided, however, that if any person referred to in clause (i) or (ii) of this sentence shall thereafter become the beneficial owner of any additional shares of Common Stock or other Voting Securities of Company (other than a result of a stock split, stock dividend or similar transaction), then a Change of Control of Company shall be deemed to have occurred for purposes subparagraph (d) of this Section 14.

Section 15.  Effective Date.

The effective date of this Trust Agreement shall be August 1, 2002.

IN WITNESS WHEREOF, this Trust Agreement has been executed this          day of                      , 2002.

NOBLE ENERGY, INC.

By	/s/ Charles D. Davidson
Title: President & CEO

SAMEDAN OIL CORPORATION

By	/s/ Charles D. Davidson
Title: President & CEO

NOBLE GAS MARKETING, INC.

By	/s/ Robert K. Burleson
Title: VP - Business Administration

BANCFIRST, as Trustee

By	/s/ Robert Long
Title: Sr. V.P.

THE STATE OF TEXAS	§
§
COUNTY OF	§

BEFORE ME, the undersigned authority, a notary public in and for said County and State, on this day personally appeared                                     , known to me to be the person and officer whose name is subscribed to the foregoing instrument and acknowledged to me that the same was the act of the said NOBLE ENERGY, INC., and that he executed the same as the act of such corporation for the purposes and consideration therein expressed, and in the capacity therein stated.

GIVEN UNDER MY HAND AND SEAL OF OFFICE, this            day of                      , 2002.

Notary Public, State of Texas

My Commission  expires:

THE STATE OF TEXAS	§
§
COUNTY OF	§

BEFORE ME, the undersigned authority, a notary public in and for said County and State, on this day personally appeared                                 , known to me to be the person and officer whose name is subscribed to the foregoing instrument and acknowledged to me that the same was the act of the said SAMEDAN OIL CORPORATION, and that he executed the same as the act of such corporation for the purposes and consideration therein expressed, and in the capacity therein stated.

GIVEN UNDER MY HAND AND SEAL OF OFFICE, this           day of                       , 2002.

Notary Public, State of Texas

My Commission expires:

THE STATE OF TEXAS	§
§
COUNTY OF	§

BEFORE ME, the undersigned authority, a notary public in and for said County and State, on this day personally appeared                                 , known to me to be the person and officer whose name is subscribed to the foregoing instrument and acknowledged to me that the same was the act of the said NOBLE GAS MARKETING, INC., and that he executed the same as the act of such corporation for the purposes and consideration therein expressed, and in the capacity therein stated.

GIVEN UNDER MY HAND AND SEAL OF OFFICE, this           day of                      , 2002.

Notary Public, State of Texas

My Commission expires:

THE STATE OF OKLAHOMA	§
§
COUNTY OF	§

BEFORE ME, the undersigned authority, a notary public in and for said County and State, on this day personally appeared                                 , known to me to be the person and officer whose name is subscribed to the foregoing instrument and acknowledged to me that the same was the act of the said BANCFIRST, a national banking association, and that he executed the same as the act of such association for the purposes and consideration therein expressed, and in the capacity therein stated.

GIVEN UNDER MY HAND AND SEAL OF OFFICE, this            day of                      , 2002.

Notary Public, State of Oklahoma

My Commission expires:

NOBLE ENERGY, INC. RESTORATION TRUST

APPENDIX A

(1)                                  Noble Affiliates, Inc. Deferred Compensation Plan (formerly known as the Noble Affiliates Thrift Restoration Plan)

(2)                                  Restoration of Retirement Income Plan for Certain Participants in the Noble Affiliates Retirement Plan